UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: July 9, 2009
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 East 57th Street, New York, New York 10022
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On July 9, 2009, having received the requisite consents through the Exchange Offer and Consent Solicitation launched on June 22, 2009, the Company entered into supplemental indentures to the indentures governing its 8% Senior Notes due 2011 (the “2011 Notes”) and 12.5% Springing Lien Notes due 2017 (the “2017 Notes”).  The supplemental indentures amend the terms of the 2011 Notes and 2017 Notes to permit the Company to participate in the U.S. Department of Treasury’s TARP Capital Purchase Program in the event the Company’s application is approved.  In addition, the supplemental indenture to the indenture relating to the 2017 Notes also amends the definition of “Change of Control” in the indenture relating to the 2017 Notes to make clause (1) of the definition (concerning the beneficial ownership of the Company’s capital stock) consistent with the analogous provision in the indentures relating to the 2011 Notes and the Company’s 7.375% Senior Notes due 2013 and 7.875% Senior Notes due 2015.

The above description is not complete and is qualified in its entirety by the supplemental indentures, which are filed as exhibits to this Current Report and incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
4.1	Third Supplemental Indenture dated as of July 9, 2009, between E*TRADE Financial Corporation and The Bank of New York Mellon, as trustee, relating to the 2011 Notes

4.2	Third Supplemental Indenture dated as of July 9, 2009, between E*TRADE Financial Corporation and The Bank of New York Mellon, as trustee, relating to the 2017 Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Date:	July 9, 2009	By:	/s/ Karl A. Roessner
			Name:	Karl A. Roessner
			Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Third Supplemental Indenture dated as of July 9, 2009, between E*TRADE Financial Corporation and The Bank of New York Mellon, as trustee, relating to the 2011 Notes

4.2	Third Supplemental Indenture dated as of July 9, 2009, between E*TRADE Financial Corporation and The Bank of New York Mellon, as trustee, relating to the 2017 Notes